Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Minerva Surgical, Inc.

Santa Clara, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-260471) of Minerva Surgical, Inc. of our report dated March 22, 2022, relating to the financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

San Jose, California

March 22, 2022